UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	27-1739487
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 900 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-186076

Securities to be registered pursuant to Section 12(g) of the Act:

10.0% Series A Cumulative Redeemable Preferred Stock

Warrants to purchase common stock

Item 1. Description of Registrant’s Securities to be Registered

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of (i) shares of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase common stock, par value $0.00001 per share, of Red Mountain Resources, Inc., a Florida corporation (the “Company”). The descriptions of the Series A Preferred Stock and the Warrants to be registered hereunder are set forth under the captions “Description of the Series A Preferred Stock” and “Description of the Warrants,” respectively, in the Company’s final prospectus supplement with respect to the Series A Preferred Stock and Warrants (the “Prospectus Supplement”), dated July 22, 2013 and filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-3 (File No. 333-186076), which descriptions are incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

3.2	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.3	Articles of Correction for Red Mountain Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.4	Articles of Amendment to the Articles of Incorporation of Red Mountain Resources, Inc., dated July 19, 2013.

3.5	By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

4.1	Specimen Certificate of Common Stock of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 13, 2012).

4.2	Specimen Certificate of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Red Mountain Resources, Inc.

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Form of Warrant Agreement between Broadridge Corporate Issuer Solutions, Inc. and Red Mountain Resources, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 24, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

EXHIBIT INDEX

3.1	Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

3.2	Articles of Amendment to Articles of Incorporation of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.3	Articles of Correction for Red Mountain Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2011).

3.4	Articles of Amendment to the Articles of Incorporation of Red Mountain Resources, Inc., dated July 19, 2013.

3.5	By-Laws of Red Mountain Resources, Inc. (f/k/a Teaching Time, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164968), filed with the SEC on February 18, 2010).

4.1	Specimen Certificate of Common Stock of Red Mountain Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 13, 2012).

4.2	Specimen Certificate of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Red Mountain Resources, Inc.

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Form of Warrant Agreement between Broadridge Corporate Issuer Solutions, Inc. and Red Mountain Resources, Inc.